SCHEDULE 14A INFORMATION
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]                               Preliminary Proxy Statement

[   ]                               Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]                               Definitive Proxy Statement

[   ]                               Definitive Additional Materials

[   ]                               Soliciting Material under §240.14a-12

ContraVir Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]                               No fee required.

[   ]                               Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)                                 Title of each class of securities to which transaction applies:

(2)                                 Aggregate number of securities to which transaction applies:

(3)                                 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)                                 Proposed maximum aggregate value of transaction:

(5)                                 Total fee paid:

[   ]                               Fee paid previously with preliminary materials.

[   ]                               Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)                                 Amount Previously Paid:

(2)                                 Form, Schedule or Registration Statement No.:

(3)                                 Filing Party:

(4)                                 Date Filed:

399 Thornall Street, First Floor
Edison, New Jersey 08837

NOTICE OF 2017 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

On behalf of our Board of Directors (the “Board”), I cordially invite you to attend the annual meeting of stockholders of ContraVir Pharmaceuticals, Inc. (the “Company”) to be held at the Company’s offices, located at 399 Thornall Street, First Floor, Edison, New Jersey 08837 on February 21, 2018 at 9:00 a.m. local time, for the following purposes:

1.                                      To elect seven (7) directors for a one-year term to expire at the 2018 annual meeting of stockholders;

2.                                      To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.                                      To approve an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the reservation of common stock for issuance thereunder to 10,700,000 shares from 7,700,000 shares;

4.                                      To authorize an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a specific ratio, within a range of 1-for-5 and 1-for-20, to be determined by our Board of Directors in its sole discretion and effected, if at all, on or before February 21, 2019; and

5.                                      To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

Our Board has fixed January 23, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 8:30 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 19th Floor, New York, NY 10151

North American Toll Free Phone:

1-800-749-9890

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 416-867-2272

By Order of the Board of Directors,

/s/ GARY S. JACOB Gary S. Jacob Chairman of the Board of Directors

Edison, New Jersey

January 24, 2018

Your vote is important.  Please vote your shares whether or not you plan to attend the meeting.

Page

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	5

PROPOSAL 1: ELECTION OF DIRECTORS	11

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	19

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2013 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 10,700,000 SHARES FROM 7,700,000 SHARES	21

PROPOSAL 4: APPROVAL OF THE REVERSE STOCK SPLIT	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31

EXECUTIVE COMPENSATION AND OTHER INFORMATION	33

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	35

OTHER MATTERS	36

DELIVERY OF PROXY MATERIALS	36

399 Thornall Street, First Floor
Edison, New Jersey 08837

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 21, 2018

This proxy statement is furnished to holders of common stock of ContraVir Pharmaceuticals Inc., a Delaware corporation (“we,” “us,” “our,” “ContraVir” or the “Company”), in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held  on February 21, 2018 at 9:00 a.m., local time, at the Company’s offices, located at 399 Thornall Street, First Floor, Edison, New Jersey 08837.  This proxy statement is being distributed or made available, as the case may be, to stockholders on or about January 24, 2018.

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

Our Board is asking you to vote your shares by completing, signing and returning the accompanying proxy card. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON FEBRUARY 21, 2018: This proxy statement, the accompanying proxy card or voting instruction card and our 2017 Annual Report on Form 10-K are also available at www.pstvote.com/contravir2018.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating James Sapirstein and John Cavan, our Chief Executive Officer and Chief Financial Officer, respectively, as your proxies for the Annual Meeting and you are authorizing Messrs. Sapirstein and Cavan to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Messrs. Sapirstein and Cavan as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the 2017 Annual Meeting of stockholders. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin making this proxy statement, the attached notice of Annual Meeting and the enclosed proxy card available on or about January 24, 2018 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on January 23, 2018 are entitled to vote at the Annual Meeting. In addition, on January 23, 2018 there were 104,013 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is entitled to vote on any matter with the holders of Common Stock on an as converted basis. On the record date, there were 81,017,863 shares of our common stock outstanding (including 2,166,934 shares of common stock issuable upon conversion of the Series A Preferred Stock).

Why did I Receive a Full Set of Proxy Materials in the Mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to our beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. You can choose to receive future proxy materials electronically by visiting http://www.pstvote.com/contravir2018. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting http://www.pstvote.com/contravir2018, sending an electronic mail message to info@philadelphiastocktransfer.com, or calling 1-866-223-0448.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: Election of seven (7) Directors:

•    Gary S. Jacob, Ph.D.

•    James Sapirstein R.Ph.

•    John P. Brancaccio

•    Thomas Adams, Ph.D.

•    Dr. Timothy Block

•    Arnold Lippa, Ph.D

•    Tamar Howson

Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2018.

Proposal 3: To approve an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the reservation of common stock for issuance thereunder to 10,700,000 shares from 7,700,000 shares.

Proposal 4: To authorize an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a specific ratio, within a range of 1-for-5 and 1-for-20, to be determined by our Board of Directors in its sole discretion and effected, if at all, on or before February 21, 2019 (the “Reverse Stock Split”).

How many votes do I have?

Each share of our common stock (including shares of common stock issuable upon conversion of Series A Preferred Stock) that you own as of January 23, 2018 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2018 you may vote “For,  “Against” or “Abstain” from voting.  With respect to the amendment to the Company’s 2013 Equity Incentive Plan, you may vote “For”, “Against” or “Abstain” from voting. With respect to the Reverse Stock Split, you may vote “For”, “Against” or “Abstain” from voting.

Stockholders of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.  To vote in person, come to the Annual Meeting and we will give you a ballot at the Annual Meeting. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our Board. If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners:  Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•    you may send in another signed proxy with a later date;

•    you may notify us in writing before the Annual Meeting that you have revoked your proxy; or

•    you may notify us in writing before the Annual Meeting and vote in person at the meeting.

Can I vote via the Internet?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms offer Internet voting. If your bank or brokerage firm does not offer Internet voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock (including shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock) as of January 23, 2018, or approximately 81,017,863 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. For Proposal 1, the seven nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Proposal 3: Amendment to Increase Reserve under 2013 Plan.   To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Reverse Stock Split. To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Voting results will be tabulated and certified by our mailing and tabulating agent, Philadelphia Stock Transfer, Inc.

What are the Board’s recommendations?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, our Board recommends a vote:

•“FOR” election of the directors named in this proxy statement as described in Proposal 1;

•“FOR” approval of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 as described in Proposal 2; and

•“FOR” an amendment to the Company’s 2013 Plan to increase the reservation of common stock for issuance thereunder to 10,700,000 shares from 7,700,000 shares as described in Proposal 3.

•“FOR” approval of the Reverse Stock Split as described in Proposal 4.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of January 23, 2018 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of January 23, 2018, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you are unable or decide not to attend the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described below.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•By Mail—You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States

What is a broker non-vote?

A broker non-vote occurs if you hold shares in “street name” and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. Matters subject to stockholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will be counted for purposes of calculating whether a quorum is present at the stockholder meetings, but will not be counted for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Proposal 2 (the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for 2018) and Proposal 4 (Reverse Stock Split), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as Proposal 1 (election of directors) and Proposal 3 (increase in reservation of common stock under 2013 Plan).  It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote may be recorded. Votes cast by proxy or in person at the stockholder meetings will be tabulated by the inspectors of election appointed for the stockholder meetings, who also will determine whether a quorum is present.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum.  Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved each of the proposals.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters.  Because the election of directors is determined by a plurality of votes cast by a majority of the outstanding shares entitled to vote, abstentions will not be counted in determining the outcomes of such proposal.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another shareholder of the Company. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce our printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record.

Who is paying the costs of soliciting these proxies?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.  We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.  We have retained Kingsdale Advisors as our strategic shareholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-800-749-9890 or (call collect outside North America) at 416-867-2272 or by email at contactus@kingsdaleadvisors.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2018 Annual Meeting?

On December 14, 2017, the Board adopted a resolution to change the Company’s fiscal year end from June 30 to December 31, effective immediately.  As a result we anticipate that our 2018 Annual Meeting will be held in May or June 2018.

Since the date of the 2018 Annual Meeting will be convened more than 25 days prior to  February 21, 2019, to be considered for inclusion in proxy materials for our 2018 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 399 Thornall Street, First Floor, Edison, NJ 08873, no later than the close of business on the 10th day following the date on which such notice of the date of the 2018 Annual Meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs.  A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the 2018 Annual Meeting, except in circumstances where (i) we receive notice of the proposed matter a reasonable time before we send our proxy materials to our stockholders for the 2018 Annual Meeting, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s By-laws currently specify that the number of directors shall consist of one or more members, the exact number of which shall initially be fixed from time to time by the Board. The Company’s Board currently consists of seven (7) persons, all of whom have been nominated by ContraVir to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director’s earlier resignation or removal.

The Board based on the recommendation of the Nominating and Corporate Governance Committee has nominated Gary S. Jacob, James Sapirstein, John P. Brancaccio, Thomas Adams, Timothy Block, Arnold Lippa and Tamar Howson for election as directors of ContraVir. All of the nominees are existing directors of ContraVir and each of the nominees has consented to being named as a nominee for director of ContraVir and has agreed to serve if elected.

Set forth below are the nominees to be elected to serve until the 2018 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

To be elected as a director, each nominee must receive a plurality of the votes cast by the holders of our common stock.

Should any nominee become unable or unwilling to accept election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our Board may nominate or designate. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold until their successors are elected and qualified.

Name	Age	Present Position with ContraVir Pharmaceuticals, Inc.
Gary S. Jacob	70	Chairman of the Board of Directors
James Sapirstein	56	Chief Executive Officer and Director
John P. Brancaccio	69	Director
Timothy Block	62	Director
Arnold Lippa	70	Director

Thomas Adams	74	Director
Tamar Howson	69	Director

Gary S. Jacob, Ph.D. has served as our Chairman of the Board of Directors since March 19, 2014, and earlier served as our Chief Executive Officer from May 15, 2013 until March 19, 2014. Dr. Jacob is currently the Chairman of the Board, President and Chief Executive Officer of Synergy Pharmaceuticals Inc., a biopharmaceutical company, where he has held various positions since July 2008. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a precision medicine company. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s experience as a biotechnology company chief executive officer provides him with valuable management and leadership abilities which the Board believes qualifies him to be a director of our Company.

James Sapirstein has served as our Chief Executive Officer and a Director since March 19, 2014. Mr. Sapirstein was the chief executive officer of Alliqua Therapeutics at Alliqua Inc., where he helped lead the transformation of transdermal wound care and drug delivery technology into a wound care organization from October 2012 to February 2014. Mr. Sapirstein was the chief executive officer of Tobira Therapeutics, a New Jersey based biopharmaceutical company focused on the development of novel HIV and infectious disease compounds, from October 2006 to April 2011. From June 2002 until May 2005, Mr. Sapirstein was Executive Vice President for Serono Laboratories. Mr. Sapirstein is a director of Panther Biotechnology, Inc., a biotechnology company and RespireRx Pharmaceuticals, Inc., a biotechnology company.  Mr. Sapirstein’s experience as a biotechnology executive qualifies him to serve as a director of our Company.

John P. Brancaccio, a retired CPA, has served as a director of our Company since May 15, 2013 and as a director of Synergy Pharmaceuticals, Inc. since July 2008. Mr. Brancaccio was the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies from 2004 until 2017. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) as well as a director of Trovagene, Inc. and Rasna Therapeutics, Inc., a biotechnology company. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our Company.

Dr. Timothy Block has served as a director of our Company since November 26, 2013. Dr. Block is Professor of Microbiology and Immunology, Drexel University College of Medicine and Director of its Drexel Institute for Biotechnology and Virology Research, and is also the Co-founder and President of the Hepatitis B Foundation (HBF) and its Baruch S. Blumberg Institute (formerly called the Institute for Hepatitis and Virus Research). Dr. Block is also President and CEO of the Pennsylvania Biotechnology Center. Dr. Block has been a member of medical school faculties as a professional researcher for more than 28 years, publishing more than 180 papers, 12 U.S. patents, and since 2006, has led or “co-led” more than $50 million in research funding. Honors include an honorary Medical Doctorate (Bulgarian Academy of Medicine); the Lifetime Achievement Award from the Centrals Bucks Chamber of Commerce; named one of the regions 100 Most Outstanding People of the Century by the Daily Intelligencer; Distinguished Service Recognition from the National Cancer Institute’s Early Detection Research Network; and a Special Citation from the U.S. House of Representatives in recognition of “outstanding achievements.” Dr. Block has given frequent testimony to the U.S. Congress and State legislatures; has served on U.S. FDA and numerous NIH panels as well as commercial boards including the Bristol Myers Squibb Entecavir Advisory Board. In 2009, Dr. Block was named an elected Fellow of the American Association for the

Advancement of Science (AAAS). Dr. Block’s experience and expertise in the medical field with respect to Hepatitis B qualifies him to serve as a director of our Company.

Arnold Lippa, Ph.D. has served as a director of our company since December 3, 2015. Dr. Lippa has been Executive Chairman of the Board of RespireRx Pharmaceuticals Inc., since March 2013, and was appointed Chief Scientific Officer in August 2015. Previously, he served as Chief Executive Officer and President. He is also Chairman of the Board of Xintria Pharmaceutical Corporation, which he co-founded in 2006. Dr. Lippa is a Managing Member and founder of T Morgen Capital LLC, which is an investment and management company specializing in the creation and management of biomedical companies. Since 2005, T Morgen Capital has been a significant equity owner and a managing member of Aurora Capital LLC, a life science focused FINRA member firm, where Dr. Lippa represents T Morgen Capital as a Manager. In 2004, Dr. Lippa co-founded and currently is representing T Morgen Capital, a Managing Member, as a Manager of Atypical BioCapital Management LLC and Atypical BioVentures Fund LLC, a life science fund management company and fund, respectively, both of which are affiliates of Aurora Capital. Dr. Lippa was a founder of DOV Pharmaceutical, Inc., and served as Chairman of the Board and Chief Executive Officer from its inception in April 1995 until 2005. Prior to DOV, Dr. Lippa co-founded and co-managed a number of life sciences companies, including Praxis Pharmaceuticals, Inc., which he co-founded and took public in 1985, serving as President and Chief Operating Officer from 1984 until 1987. Dr. Lippa’s experience as a biotechnology company executive and a financier qualifies him to be a director of our Company.

Thomas Adams, Ph.D. has served as a director of our Company since September 2016. Dr. Adams has been Chairman of the Board of Trovagene, Inc., a precision medicine company, since April 2009. Dr. Adams has served as the Chairman of Clearbridge BioPhotonics, Inc., an imaging solutions company, since April 2013. From June 2005 through 2011, Dr. Adams served as a director of IRIS International, Inc., a diagnostics company, and has served as Chief Technology Officer of IRIS since April 2006. Dr. Adams was the Head of Iris Molecular Diagnostics from 2006 until November 2012 and has served as the President of Iris Personalized Medicine since 2011. In November 2012, IRIS was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Dr. Adams has served as a director of Synergy Pharmaceuticals Inc., a biotechnology company, since July 2009. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. The Board believes that Dr. Adams’ executive leadership, particularly in the diagnostic field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our Company.

Tamar Howson has served as a director of the Company since December 2016. Since September 2011, Ms. Howson has served as Principal of Howson Associates and from January 2009 until December 2011 she served as Senior Advisor of JSB-Partners. From April 2007 until October 2008, Ms. Howson served as Senior Vice President of Corporate Development at Lexicon Pharmaceuticals and from December 2001 until February 2007 she served as Senior Vice President of Corporate and Business Development at Bristol-Myers Squibb Company. From April 1991 until June 2000, Ms. Howson served as Senior Vice President of Corporate and Business Development at SmithKline Beecham. Ms. Howson earned a B.Sc. in Chemical Engineering from Technion in Haifa, Israel, an M.S. in Chemical Engineering from City College of New York, and an MBA in Finance, International Business and Marketing from Columbia University. The Company believes that Ms. Howson’s experience in corporate and business development qualifies her to serve as a director of our Company.

Board Leadership Structure and Board’s Role in Risk Oversight

We have a separate Chairman of the Board, Dr. Jacob, and Chief Executive Officer, Mr. Sapirstein. We believe that having an independent director serve as our Chairman allows our CEO to focus on our business, while allowing the Chairman to fulfill his fundamental Board leadership role, which includes providing advice to and independent oversight of our Board. As Chairman, Dr. Jacob serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, he presides over meetings of the Board. Dr. Jacob has developed an extensive knowledge of our Company, its challenges and opportunities and has a productive working relationship with our senior management team.

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The Board has three standing committees – Audit, Compensation and Corporate Governance/Nominating. The membership of each of the Board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each Board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board recognizes that different leadership models may, depending upon individual circumstances, work for other companies and may be appropriate for us under different circumstances. The Board believes that we will be greatly benefited from having a single person setting the tone and direction for our company and having primary responsibility for managing its operations, while allowing the Board to carry out its oversight responsibilities with the full involvement of each independent director. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our areas of operations.

Information Regarding the Board of Directors and Corporate Governance

Directorships

Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•                  the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•                  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•                subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•                  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•                  the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•                  the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in our long-term interest and our stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing our overall performance. The Board is not, however, involved in the operating details on a day-to-day basis.

Board of Directors Meetings

During the fiscal year ended June 30, 2017, our Board met 6 times, including telephonic meetings, the Audit Committee met 5 times, the Compensation Committee met 5 times and the Corporate Governance/Nominating Committee did not meet. All directors attended 100% of the aggregate number of meetings of the Board, all of the Audit Committee members attended 100% of the Audit Committee meetings and all of the Compensation  Committee members attended 100% of the Compensation Committee meetings.

Information Regarding Board Committees

Our Board has established standing Audit, Compensation and Corporate Governance/Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All committees operate under a written charter adopted by our Board, each of which is available on our Internet website at www.contravir.com under “Corporate Governance.”

Audit Committee

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John Brancaccio, chairman of the Audit Committee, Arnold Lippa and Thomas Adams. We believe that each of Mr. Brancaccio, Dr. Lippa and Dr. Adams is “independent” as that term is defined under applicable SEC and Nasdaq rules. Mr. Brancaccio is our audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The charter is available on our website at www.contravir.com.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, (i) evaluating and making recommendations regarding the compensation of the executive officers and directors of our company, (ii) assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, (iii) producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, (iv) periodically evaluating the terms and administration of our incentive plans and benefit programs and (v) monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Arnold Lippa, chairman of the Compensation Committee, John Brancaccio, Tamar Howson, and Thomas Adams. We believe that all of the members are “independent” under the current listing standards of Nasdaq. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee which is available on our website at www.contravir.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was, during the year ended June 30, 2017, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, (i) effecting board organization, membership and function including identifying qualified board nominees, (ii) effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates, (iii) establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers, (iv) development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence and (v) oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the board of directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded board of directors.

The Corporate Governance/Nominating Committee currently consists of Timothy Block, chairman of the Corporate Governance/Nominating Committee, Arnold Lippa, Tamar Howson, and John Brancaccio. We believe that all of the members are “independent” under the current listing standards of Nasdaq. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee which is available on our website at www.contravir.com.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to our Chief Executive Officer, James Sapirstein, at ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, NJ 08837. Mr. Sapirstein will forward such communications to each member of our Board; provided that, if in the opinion of Mr. Sapirstein it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during the year ended June 30, 2017, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. All of our employees, including our executive officers and directors, are required to comply with our Code of Business Conduct and Ethics.

The full text of the Code of Business Conduct and Ethics is posted on our website at http://www.contravir.com. Any waiver of the Code of Business Conduct and Ethics for directors or executive officers must be approved by our Audit Committee. We will disclose future amendments to our Code of Business Conduct and Ethics, or waivers from our Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from our Code of Business Conduct and Ethics for our other executive officers and our directors on our website. A copy of our Code of Business Conduct and Ethics will also be provided free of charge upon request to: Secretary, ContraVir Pharmaceuticals Inc. 399 Thornall Street, First Floor, Edison, NJ 08837.

Director Compensation

On March 12, 2014, the Board of Directors determined that compensation for our non-employee directors will be comprised of an annual cash retainer and an annual equity award in the form of stock options. In addition, we grant to new directors a one-time equity award in the form of stock options in connection with their election to the Board.

Cash Compensation

Below is a summary of cash compensation payable to non-employee directors for the fiscal year ended June 30, 2017:

Annual Retainer ($)
Board of Directors
Chairman	30,000
Other Non-Employee Directors	30,000

Audit Committee
Committee Chair	11,000
Committee Members	6,000

Compensation Committee
Committee Chair	8,000
Committee Members	6,500

Nominating Committee
Committee Chair	6,400
Committee Members	3,500

In addition to the above cash compensation, each Board member receives a $2,000 fee for each in-person attendance of quarterly Board meetings.

Equity Awards

The Compensation Committee grants equity awards to non-employee directors as follows:

• upon initial election or appointment to our Board of Directors, a non-employee director will be granted an award of a nonqualified stock option to purchase a number of shares of common stock to be determined at the time of such director’s appointment to the board; and

• as a continuing member of the board of directors, each non-employee director will be granted an annual award of a nonqualified stock option to purchase a number of shares of common stock,

provided that, in either case, the Compensation Committee has discretion to decrease the size of any such grant if it determines such modification to be in the best interests of the Company after considering the factors the Compensation Committee deems appropriate.

Director Compensation Table

During the year ended June 30, 2017, our non-employee directors received the following compensation for their services on the Board and its committees:

Name	Cash Fees	Option Awards(1)	Total
Gary S. Jacob(2)	$37,000	$44,211	$81,211
John P. Brancaccio(3)	59,000	44,211	103,211
Arnold Lippa(4)	55,125	22,530	77,655
Timothy Block(5)	51,900	44,211	96,111
Tamar Howson(6)	11,500	97,971	109,471
Thomas Adams(7)	27,250	34,717	61,967

As of June 30, 2017, we have recorded a liability of approximately $74,013 related to director fees, which was paid in July 2017.

(1) Represents the fair value of incentive stock options granted during the year ended June 30, 2017 using the Black-Scholes model for computing stock-based compensation expense as of the date of grant. The fair value of the option grants was calculates in accordance with FASB ASC 718, and the assumptions used are described in Note 10 to the Company’s audited consolidated financial statements for the year ended June 30, 2017.

(2) As of June 30, 2017, Dr. Jacob held 1,015,000 option awards of which 767,500 are exercisable.

(3) As of June 30, 2017, Mr. Brancaccio held 200,656 option awards of which 155,235 are exercisable.

(4) As of June 30, 2017, Dr. Lippa held 77,500 option awards of which 15,000 grants are exercisable.

(5) As of June 30, 2017, Dr. Block held 169,688 option awards of which 127,217 are exercisable.

(6) As of June 30, 2017, Ms. Howson held 80,000 option awards of which no grants are exercisable.

(7) As of June 30, 2017, Dr. Adams held 45,000 option awards of which no grants are exercisable.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the Annual Meeting, each nominee must receive a plurality of the votes cast by the holders of our common stock to be elected to our Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On December 14, 2017, the Board adopted a resolution to change the Company’s fiscal year end from June 30 to December 31, effective immediately.

The Audit Committee has selected BDO USA, LLP, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. A representative of BDO USA, LLP is expected to be present at the Annual Meeting

Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Independent Registered Public Accountants’ Fees

Audit Fees

The aggregate fees billed and unbilled for the fiscal years ended June 30, 2017 and 2016 for professional services rendered by our principal accountants for the audits of our annual financial statements on Form 10-K, the review of our financial statements included in our quarterly reports on Form 10-Q, services associated with other SEC filings, and consents were approximately $273,000 and $270,000, respectively.

Audit Related Fees

There were $25,800 of audit related fees incurred in the fiscal year ended June 30, 2017 related to remaining fees attributable to the acquisition of the net assets of Ciclofilin Pharmaceuticals Inc. and our proxy statement and $64,000 of audit related fees incurred in the fiscal year ended June 30, 2016 related to the acquisition of the net assets of Ciclofilin Pharmaceuticals Inc. that closed on June 10, 2016.

Tax and Other Fees

There was approximately $21,400 billed for the fiscal year ended June 30, 2017 and $12,000 billed for the fiscal year ended June 30, 2016 for professional services rendered by our principal accountants for tax compliance. There were no other fees billed for the years ended June 30, 2017 or 2016.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of BDO USA, LLP.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the Nasdaq Stock Market). The Audit Committee operates under a written charter, which is available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2017.

Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, and compliance with the Company’s policies and legal requirements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) or “PCAOB”, and for issuance of a report thereon; they also perform limited reviews of the Company’s unaudited quarterly financial statements. We have discussed with BDO USA, LLP, the overall scope and plans for their audit as well as the results of their examinations, and the overall quality of the Company’s financial reporting.

We have discussed with management and BDO USA, LLP, , those matters required to be discussed pursuant to Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the PCAOB and other auditing standards generally accepted in the United States, the corporate governance standards of the Nasdaq Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the SEC.

John P. Brancaccio, Chairman Arnold Lippa Thomas Adams

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2013 PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 10,700,000 SHARES FROM 7,700,000 SHARES

Our Board adopted the 2013 Plan in June 2013. The Board initially authorized the issuance of up to 1,500,000 shares of common stock under the 2013 Plan. On December 2, 2014, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 6,500,000 shares and on December 14, 2016, our stockholders approved an increase in the authorized number of shares under the 2013 Plan to 7,700,000 shares.

We are seeking stockholder approval in order to amend the 2013 Plan to increase the total number of shares of our common stock available for issuance thereunder to 10,700,000 shares.

Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2013 Plan to 10,700,000 shares from 7,700,000 shares. As of January 23, 2018 there were 878,814 shares remaining available for issuance under the 2013 Plan. In determining the amount of the increase contemplated by the proposed amendment to the 2013 Plan, the Board has taken into consideration the fact that, as of January 23, 2018, there were approximately 78,850,929 shares of our common stock outstanding. If this amendment to the 2013 Plan is approved, the number of shares available for issuance under the 2013 Plan would increase by 3,000,000 shares to 10,700,000 shares. The requested increase represents approximately 3.8% of the outstanding shares of common stock and the total number of shares available for issuance under the 2013 Plan would represent approximately 4.9% of our common stock as calculated.

For the year ended June 30, 2017, the average burn rate at which shares of our Common Stock were granted under the 2013 Plan as a percentage of average basic shares outstanding in that period was approximately 1.7%.

Total potential dilution (as a percentage of shares of our Common Stock outstanding) associated with the 3,000,000 additional shares of our common stock to be authorized under the 2013 Plan plus the 6,821,186 shares subject to outstanding awards under the 2013 Plan (as of January 23, 2018) is 12.5%.

The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future. The 2013 Plan does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports we have filed with the Securities and Exchange Commission.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of Common Stock will be reserved for issuance under the 2013 Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our stockholders. We have no current plans to make awards under the 2013 Plan.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on our long-term growth. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

Approval of the amendment to the 2013 Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to us or any of our subsidiaries.

The terms of the 2013 Plan are summarized below and the full text of 2013 Plan is set forth as Exhibit 10.1 to our Registration Statement on Form S-8 filed with the SEC on May 4, 2015.  The full text of the proposed amendment to the 2013 Plan is set forth as Appendix A to this proxy statement. It is intended that the 2013 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2013 Equity Incentive Plan

Employees, officers and directors of, and consultants and advisors to us, and any subsidiary, are eligible to receive awards under the 2013 Plan at the discretion of the Board or its designated committee. The Board, or a committee designated by the Board (for the purposes of this Proposal 3, “Board” shall also refer to such a committee, if any), has authority to, among other things:

•                  Determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be subject to each option;

•                  Designate options as incentive stock options or nonstatutory stock options;

•                  Determine the fair market value of shares of stock or other property;

•                  Determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option; (iii) the method for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, including the grants of options on an immediately exercisable basis subject to repurchase restrictions in favor of us, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with us on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the 2013 Plan;

•                  Approve one or more forms of Option Agreement—Incentive Stock Option and Option Agreement—Nonstatutory Stock Option;

•                  Amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new option in substitution for, any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

•                  Accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with us;

•                  Prescribe, amend or rescind rules, guidelines and policies relating to the 2013 Plan, or to adopt supplements to, or alternative versions of, the 2013 Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

•                  Correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan or any option agreement and to make all other determinations and take such other actions with respect to the 2013 Plan or any option as the Board may deem advisable to the extent consistent with the 2013 Plan and applicable law.

Our employees and directors, and consultants, and any parent corporation, or subsidiary are eligible to receive nonstatutory stock options and other stock-based awards under the 2013 Plan. Only our employees, and any parent corporation or subsidiary, are eligible to receive incentive stock options under the 2013 Plan.

Incentive stock options may not be priced at less than 100% of the fair market value of our Common Stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our Common Stock). Except as otherwise determined by the Board, in the case of nostatutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The fair market value of our Common Stock on January 23, 2018, was $0.356, based on the closing sale price of our Common Stock as reported by The Nasdaq Capital Market on that date. The 2013 Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years (except that no Incentive Stock Option granted to 10% owners of the our common stock shall be exercisable after the expiration of five years after the effective date of grant of such option).

Payment of the exercise price of options under the 2013 Plan may be made in the form of: (1) cash, check or cash equivalent; (2) by tender to us, or attestation to ownership, of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price; (3) such other consideration as may be approved by the Board to the extent applicable by law; (4) or any combination thereof, as determined by the Board.

In the event of termination of employment or consulting relationship for any reason other than disability or death, the award recipient may exercise his or her vested options within 90 days of the date of such termination. In the event of termination as a result of disability, the award recipient may exercise his or her vested options within one year following the date of such termination but in any event no later than the date of expiration of the option’s term. In the event of death, the award recipient’s estate may exercise his or her vested options within one year following the date of death. Upon the occurrence of a “Change in Control” (as defined in the 2013 Plan), the Board may, at its sole discretion, accelerate the vesting and exercisability of outstanding options.

The Board has discretion to grant other stock-based awards; provided, however, that no such awards may be made unless the terms of the 2013 Plan and the awards are in compliance with Section 409A of the Code.

Transfers of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2013 Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option    The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option    The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option    Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option    The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option, except that we may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2013 Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934    Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation    Under the 2013 Plan, participants may deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to amend our 2013 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND THE 2013 PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 10,700,000 SHARES FROM 7,700,000 SHARES.

PROPOSAL 4:

TO GRANT DISCRETIONARY AUTHORITY TO THE COMPANY’S BOARD TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECT THE REVERSE STOCK SPLIT.

The Board deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s certificate of incorporation to effect a Reverse Stock Split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”).

The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Appendix B.

Approval of the proposal would permit (but not require) our Board to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion, provided that the Board determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Delaware no later than February 21, 2019. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds one-for-twenty. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, our Board may consider, among other things, factors such as:

•     the initial or continuing listing requirements of various stock exchanges, including The Nasdaq Capital Market;

•     the historical trading price and trading volume of our common stock;

•     the number of shares of our common stock outstanding;

•     the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•     the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•     prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no less than five and no more than twenty shares of existing Common Stock, as determined by our Board, will be combined into one share of common stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed one-for-twenty. Our Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by holder entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our certificate of incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On June 7, 2017, the Company received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days.  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until December 4, 2017, to regain compliance with the minimum bid price requirement.  On December 5, 2017, the Staff notified the Company that it had not regained compliance with Nasdaq Listing Rule 5550(a)(2) and was not eligible for a second 180 day period since the Company did not comply with the minimum $5,000,000 stockholders’ equity initial listing requirement for The Nasdaq Capital Market. Further, the Staff informed the Company that its common stock would be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).  The Company has requested a hearing before the Panel, which request will stay any delisting action by the Staff at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient for the Company to regain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make the common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Splits, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Appendix B. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders.  In addition, our Board  reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State by February 21, 2019, our Board will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of five and a maximum of twenty shares in aggregate of existing common stock will be combined into one new share of common stock. Based on 78,850,929 shares of common stock issued and outstanding as of the record date, immediately following the Reverse Stock Split the Company would have approximately 15,770,186 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-5, approximately 7,885,093 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-10, and approximately 3,942,546 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-20, which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 15,770,186 and 3,942,546 shares. The foregoing does not give effect to (i), 2,166,934 shares of common stock  issuable upon conversion of our outstanding shares of Series A Preferred Stock, (ii) 6,821,186 shares of common stock issuable upon exercise of outstanding options as of the record date and (iii) 11,414,789 shares of common stock issuable upon exercise of outstanding warrants as of the record date.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any, that are ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934 and our common stock will continue to be quoted on The Nasdaq Capital Market under the symbol “CTRV”, subject to the outcome of our hearing with the

Panel. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s certificate of incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our certificate of incorporation, our authorized capital stock consists of 120,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates.  All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Board so determines, to receive the number of shares rounded up to the next whole number, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share.  As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting will be required to approve the Reverse Stock split. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 23, 2018 by:

•                  our named executive officers;

•                  each of our directors;

•                  all of our current directors and executive officers as a group; and

•                  each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 23, 2018, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 78,850,929 shares of common stock outstanding on January 23, 2018.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey 08837.

Beneficial Owner	Number of Shares Beneficially Owned	Shares of common stock issuable upon exercise of stock options	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
James Sapirstein	492,819	1,959,266	2.4
Theresa Matkovits	58,188	48,333	*
John Cavan	167,947	31,229	*
Robert Foster	144,736	25,000	*
Gary S. Jacob	32,935	1,015,000	1.3
John Brancaccio	2,015	200,656	*
Timothy Block	—	169,688	*
Arnold Lippa	—	62,500	*
Thomas Adams	—	15,000	*
Tamar Howson	—	15,000	*
All current executive officers and directors as a group (10 persons)	898,640	3,541,672	4.3
5% or Greater Stockholders
Gabriele M. Cerrone(1)	4,436,104	270,000

(1) Consists of 78,146 shares of common stock held by Mr. Cerrone and 4,357,958 shares of common stock held by Panetta Partners, Ltd. Mr. Cerrone is a member of the board of directors of Panetta Partners, Ltd. and in such capacity holds voting and dispositive control over securities held by Panetta.

*Represents beneficial ownership of less than 1%.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Information about Executive Officers

The following table sets forth certain information about our executive officers as of January 23, 2018

Name	Age	Present Position with ContraVir Pharmaceuticals, Inc.
James Sapirstein	56	Chief Executive Officer and Director
John Cavan	59	Chief Financial Officer
Dr. Robert T. Foster	59	Chief Scientific Officer
Dr. Theresa Matkovits	50	Executive Vice President

Mr. Sapirstein’s biography is listed under Proposal 1—Election of Directors.

John Cavan has served as our Chief Financial Officer since April 1, 2016. From January 2016 to April 2016, Mr. Cavan served in the capacity of Interim CFO. Prior to joining ContraVir, Mr. Cavan was a consultant with The Pine Hill Group from February 2012 to March 2016 where he was instrumental in completing multiple strategic and financial transactions, including initial public offerings, business combinations and strategic transactions. Prior to his role with the Pine Hill Group, from June 2006 until February 2012, he served as Chief Accounting Officer at Stemline Therapeutics, Inc. and as Vice President and Chief Accounting Officer at Aegerion Pharmaceuticals, Inc. where he was instrumental in the company’s initial public offering, through which Aegerion achieved a $2 billion market capitalization. He has also held financial positions within the healthcare industry at AlgoRx Pharmaceuticals, Inc. and Alpharma. Mr. Cavan served in a variety of financial and operational positions early in his career during tenures with large multinational public companies, including Sony, American Express, International Specialty Products (an Ashland Company) and Nestlé U.S.A. Mr. Cavan currently serves on the Board of Directors of Vantage Health Systems.

Dr. Robert T. Foster has served as our Chief Scientific Officer since June 10, 2016. Prior to ContraVir, he was Chief Executive Officer and Founder of Ciclofilin Pharmaceuticals Inc. from January 2014 until it merged with ContraVir on June 10, 2016. Prior to Ciclofilin Pharmaceuticals, he founded Isotechnika Pharma Inc. in 1993, where he was Chairman and Chief Executive Officer for 21 years. Dr. Foster was founding Chief Executive Officer and later, Chief Scientific Officer of Aurinia Pharmaceuticals, Inc., after Isotechnika acquired Aurinia. Dr. Foster is currently a Board member of Transcriptome Sciences Inc.

Dr. Theresa Matkovits joined us in May 2015 and currently serves as our Executive Vice President – Drug Development. Dr. Matkovits brings over 20+ years global drug development, commercialization, and leadership experience to ContraVir. A seasoned and established leader in the Pharmaceutical and Biotech Sectors, Dr. Matkovits has led Global Drug Development Teams bringing to market a number of approved medicines to several global markets. Dr. Matkovits earned her Ph.D. in Biochemistry and Molecular Biology from the University of Medicine and Dentistry of NJ.. She currently serves on the board of BioSurplus, Inc.

Executive Compensation

The following table contains compensation information for our Chief Executive Officer and certain other executives who were the most highly compensated executive officers for the fiscal years ended June 30, 2017 and 2016.

Name & Principal Position	Year	Salary	Bonus(1)(2)	Options granted(3)	Non-equity incentive plan compensation(1)(4)	Total
James Sapirstein, R.Ph.	2017	$410,000	$—	$610,995	$228,940	$1,249,935
Chief Executive Officer	2016	$370,595	$51,042	$—	$175,000	$596,637
John Sullivan- Bolyai, M.D.	2017	$332,800	$—	$102,904	$—	$453,704
Former Chief Medical Officer (5)	2016	$320,000	$—	$13,963	$—	$333,963
Theresa Matkovits, Ph.D.	2017	$275,000	$—	$—	$64,870	$339,870
Executive Vice President	2016	$250,000	$—	$23,754	$—	$273,754

(1)           Bonus and non-equity incentive compensation amounts are for performance during the fiscal year ended June 30, 2017, as applicable, whether or not paid in the year the compensation was earned.

(2)           Represents cash incentive payments in excess of such named executive officer’s target bonus, paid at the discretion of our Board of Directors in 2017 for performance in 2017.

(3)           Our named executive officers will only realize compensation to the extent the fair market value of our common stock is greater than the exercise price of such stock options. The grant date fair value of option awards granted in 2017 is in accordance with ASC Topic 718, or ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 10 of the Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

(4)           Represents cash incentive payments earned based upon the achievement of corporate objectives established by our Board of Directors for performance in 2017.

(5)           Dr. Sullivan-Bolyai stepped down as Chief Medical Officer in December 2017.

Employment Agreements

On May 25, 2017, we entered into an Amended and Restated Executive Agreement (the “Sapirstein Agreement”) with James Sapirstein, our Chief Executive Officer.  The term of the Sapirstein Agreement commenced on May 25, 2017 and will continue until May 25, 2020, following which time the Sapirstein Agreement will beautomatically renewed for successive one year periods at the end of each term, unless either party delivers written notice to the other party of their intent to not renew the Sapirstein Agreement. Pursuant to the  Sapirstein Agreement, Mr. Sapirstein’s current base compensation is $480,000 per year. Mr. Sapirstein is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Mr. Sapirstein is also eligible to receive a realization  bonus (the “Realization Bonus”) equal to $2,000,000 in either cash or registered common stock or a combination thereof as mutually agreed by Mr. Sapirstein and the Company, in the event that during the term of the Sapirstein Agreement, for a period of 90 consecutive trading days, the market price of the Company’s common stock is $4.00 or more and the value of the common stock daily trading volume is $900,000 or more.

If Mr. Sapirstein’s employment is terminated by us for cause or as a result of Mr. Sapirstein’s death or permanent disability, or if Mr. Sapirstein terminates his the Sapirstein Agreement voluntarily without Good Reason (as defined in the Sapirstein Agreement), Mr. Sapirstein will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid, (iii) any Realization Bonus earned and payable, but not yet paid, and (iv) all business expenses reasonably and necessarily incurred by Mr. Sapirstein prior to the date of termination. If Mr. Sapirstein’s employment is terminated by us without cause or by Mr. Sapirstein for Good Reason, Mr. Sapirstein will be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Mr. Sapirstein of his employment voluntarily without Good Reason, in addition to (provided that Mr. Sapirstein executes a written release with respect to certain matters) a severance payment equal to his base compensation for 18 months from the date of termination and reimburse Mr. Sapirstein’s payment of COBRA premiums for 18 months from the date of termination. In addition, if Mr. Sapirstein’s employment is terminated: (a) by us without cause within 6 months prior to a change of control (as defined in the Sapirstein Agreement) that was pending during such 6 month period, (b) by Mr. Sapirstein for Good Reason within 12 months after a change of control, or (c) by us without cause at any time upon or within 12 months after a change of control, Mr. Sapirstein would be entitled to receive the amounts due upon termination of his employment by us for cause or as a result of his death or permanent disability, or upon termination by Mr. Sapirstein voluntarily without Good Reason, provided, if Mr. Sapirstein executes a written release with respect to certain matters, he will be entitled to a severance payment equal to his base compensation for 18 months from the date of termination and reimbursement of his payment of COBRA premiums for 18 months from the date of termination.  In addition, all of Mr. Sapirstein’s unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

On January 13, 2015, we entered into an executive agreement with John Sullivan-Bolyai, M.D., MPH, effective January 19, 2015, under which he served as Chief Medical Officer of the Company until December 2017. Pursuant to the terms of his employment agreement, Dr. Sullivan-Bolyai received an annual salary of $320,000. He also received 135,000 options with an exercise price of $2.56 which vest over three years. He was eligible to receive a cash bonus of up to 25% of his base salary upon achievement of performance milestones.

On June 1, 2015, we entered into an executive agreement with Theresa Matkovits Ph.D. effective June 1, 2015, under which Dr. Matkovits serves as Executive Vice President – Drug Development of the Company. Pursuant to the terms of her employment agreement, Dr. Matkovits receives an annual salary of $275,000. She is eligible to receive a cash bonus of up to 28% of her base salary upon achievement of performance milestones. If Dr. Matkovits employment is terminated without cause or for good reason (as defined in his employment agreement), she will be entitled to receive a severance payment equal to base salary for six months from date of termination in addition to any earned but unpaid salary and bonus.

Outstanding Equity Awards as of June 30, 2017

	Number of Securities
	Underlying Unexercised		Option	Option
	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
James Sapirstein,	750,000	250,000	2.31	3/19/2024
Chief Executive Officer	333,333	166,667	1.50	12/3/2024
	100,000	50,000	3.60	6/4/2025
	166,667	333,333	0.99	6/13/2026
	—	313,898	1.43	3/3/2027
	—	313,898	1.48	3/6/2027

John Sullivan-Bolyai,	90,000	45,000	2.56	1/19/2025
Former Chief Medical Officer	6,667	13,333	0.99	6/13/2026
	—	135,790	1.10	8/26/2026

Theresa Matkovits,	33,333	16,667	3.83	5/26/2025
Executive Vice President	3,333	6,667	0.95	2/1/2026
	8,333	16,667	0.99	6/13/2026

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Master Services Agreement

We are a party to a Master Services Agreement dated June 19, 2014 with Clinical Supplies Management, Inc., or CSM, pursuant to which CSM provides us with pharmaceutical and clinical supply management services in support of our clinical research programs. James Sapirstein, the CEO of ContraVir, was a director of CSM, which is a private company, until October 15, 2016. For the fiscal years ended June 30, 2017 and 2016, we paid CSM approximately $481,000 and $550,000, respectively.

Consulting Agreements

On June 1, 2016, we entered into a consulting agreement with Gabriele Cerrone, a principal stockholder of the Company, pursuant to which we pay Mr. Cerrone $120,000 per year. The term of the consulting agreement is from June 1, 2016 to June 1, 2019. In addition, Mr. Cerrone was granted options to purchase 360,000 shares of common stock with an exercise price equal to $0.94 which options vest at the rate of 10,000 per month over 3 years. For the fiscal years ended June 30, 2017 and June 30, 2016 we paid Mr. Cerrone $120,000 and $10,000, respectively.

Effective January 1, 2018, we entered into a consulting agreement with  John Sullivan-Bolyai, M.D., our former Chief Medical Officer, for a term of one year, pursuant to which he will, among other things, serve as a medical monitor to us, coordinate and participate in scientific advisory board meetings and participate in strategic discussions with management.  Dr. Sullivan-Bolyai will be paid a fee of $16,667 per month for his services.

Sponsored Research Agreement

On May 29, 2015, we entered into a Sponsored Research Agreement with Baruch S. Blumberg Institute, or Blumberg Institute, pursuant to which we are sponsoring research by investigators affiliated with the Blumberg Institute with respect to CMX157. Dr. Timothy Block, a director of our Company, is President of the Blumberg Institute. For the fiscal years ended June 30, 2017 and 2016, we paid the Blumberg Institute approximately $75,000 and $127,500, respectively.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies.  We will pay Kingsdale Advisors a fee of $13,500 plus reasonable out-of-pocket charges.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

DELIVERY OF PROXY MATERIALS

We may satisfy SEC rules regarding delivery of proxy materials, including the proxy statement, annual report and notice, by delivering a single notice and, if applicable, a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one notice and, if applicable, a single set of proxy materials to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our notice and/or other proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the notice and, if applicable, other proxy materials, as requested, to a stockholder at a shared address to which a single copy of the notice and/or other proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a notice and, if applicable, other proxy materials either now or in the future, please contact our Investor Relations department at 399 Thornall Street, First Floor, Edison, New Jersey 08837 or by telephone at (732) 902-4000. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a Notice and, if applicable, other proxy materials either now or in the future, please contact your brokerage firm or bank.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors

/s/ GARY S. JACOB
Gary S. Jacob
Chairman

Edison, New Jersey

January 24, 2018

Appendix A

CONTRAVIR PHARMACEUTICALS, INC.

AMENDMENT TO 2013 EQUITY INCENTIVE STOCK OPTION PLAN

4. Stock Reserved for the Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 10,700,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

Appendix B

Certificate of Amendment

of

Certificate of Incorporation

of

ContraVir Pharmaceuticals, Inc.

Under Section 242 of the Delaware General Corporation Law

ContraVir Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by adding the following to Section 1:

The foregoing amendment shall be effective as of ____ a.m., New York City time on ___, 201__ (the “Effective Time”), every ____ (___) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of Common Stock of the Corporation (the “New Common Stock”) (such formula herein, the “Determined Ratio”). Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. At the Effective Time any such fractional interest in such shares of New Common Stock shall be [converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market by (ii) such fractional share interest to which the holder would otherwise be entitled]/[rounded up to the next whole share]. Shares of Common Stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive [cash]/[whole shares] in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any [cash]/[whole share] in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of ____, 201__.

James Sapirstein, CEO

CONTRAVIR PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON FEBRUARY 21, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, James Sapirstein and John Cavan, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of ContraVir Pharmaceuticals, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on February 21, 2018 and at any adjournments or postponements thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on February 21, 2018 at 9:00 a.m. local time at the Company’s offices located at 399 Thornall Street, First Floor, Edison, New Jersey 08873.  The proxy statement and 2017 annual report to stockholders on Form 10-K are available at www.pstvote.com/contravir2018.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of ContraVir Pharmaceuticals, Inc. to be held at ContraVir’s offices located at 399 Thornall Street, First Floor, Edison, New Jersey 08873, on February 21, 2018, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.              Election of seven directors.

01.Gary S. Jacob 02. James Sapirstein 03. John P. Brancaccio 04. Timothy Block 05. Arnold Lippa 06. Thomas Adams 07. Tamar Howson

☐ FOR ALL NOMINIEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list to the left, strike a line through the name of the nominee for whom you wish to withhold your vote.

2.            To  ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

☐ FOR                              ☐    AGAINST                              ☐  ABSTAIN

3.            To approve an amendment to the Company’s 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 7,700,000  to 10,700,000.

☐ FOR                              ☐    AGAINST                              ☐  ABSTAIN

4.            To approve an amendment to the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s outstanding common stock at a ratio within the range of 1-for-5 and 1-for-20 at any time prior to February 21, 2019.

☐ FOR                              ☐    AGAINST                              ☐  ABSTAIN

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2018

Signature

Name
(printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.             VIA INTERNET:

Login to www.pstvote.com/contravir2018

Enter your control number (12 digit number located below)

2.             VIA MAIL:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER: